Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of SunPower Corporation (the “Company”) on Form 10-Q as amended to date for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Thomas H. Werner and Emmanuel T. Hernandez, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 19, 2007	/s/ THOMAS H. WERNER
Thomas H. Werner
Chief Executive Officer (Principal Executive Officer)

Dated: November 19, 2007	/s/ EMMANUEL T. HERNANDEZ
Emmanuel T. Hernandez
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to SunPower Corporation and will be retained by SunPower Corporation and furnished to the Securities and Exchange Commission or its staff upon request.